Exhibit 99.1

PROXY CARD

REVOCABLE PROXY

COMMUNITY BANK OF SOUTH FLORIDA, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2015.

The undersigned hereby appoints Colleen Boggs and Daniel P. Lipe, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of Community Bank of South Florida, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the main office of the Company at                     .         , Florida, on                     ,                     , 2015, at         p.m., and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE ADJOURNMENT PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.	To approve the Agreement and Plan of Merger between CenterState Banks, Inc. and Community Bank of South Florida, Inc., providing for the merger of Community Bank of South Florida, Inc. with and into CenterState Banks, Inc.

FOR	AGAINST	ABSTAIN

2.	To approve a proposal of the Company board of directors to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares of Common Stock

DATED , 2015

Signature

Signature if held jointly

Please print or type your name

☐	Please mark here if you intend to attend the Special Meeting of Shareholders.

Please return your signed Proxy to:

Community Bank of South Florida, Inc.

28801 Southwest 157th Avenue

Homestead, Florida 33090

Attention: Robert L. Epling

President and Chief Executive Officer